EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
September 13, 2021	fcooper@tollbrothers.com

Toll Brothers Announces Promotion of Robert Parahus to President & Chief Operating Officer;
James W. Boyd, current Co-COO, to Retire After 30 Years with the Company

Karl Mistry and Seth J. Ring Promoted to Executive Vice President of East and West Operations, Respectively

FORT WASHINGTON, PA (September 13, 2021) – Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today announced that Robert Parahus, 58, current Executive Vice President and Co-Chief Operating Officer, has been promoted to the position of President and Chief Operating Officer effective November 1, 2021. In this role, Parahus will oversee the Company’s homebuilding operations nationwide. James W. Boyd, 65, current Executive Vice President and Co-Chief Operating Officer, will retire at the end of December 2021 after 30 years with the Company.
Toll Brothers also announced the promotions of Karl Mistry, 41, and Seth J. Ring, 41, to the roles of Executive Vice President, jointly managing homebuilding operations and reporting directly to Parahus effective November 1, 2021. Mistry, who currently serves as Regional President, Mid-Atlantic, will be responsible for the Company’s operations in the East, which consist of its North, Mid-Atlantic and South regions, and Ring, who currently serves as Regional President, Pacific, will be responsible for the Company’s operations in the West, which consist of its Mountain and Pacific regions.
“Today’s announcement reflects the implementation of the management succession plan we put in place in 2019. I want to thank Rob and Jim for their incredible contributions as Co-COOs of Toll Brothers, and to extend my heartfelt congratulations to both of them – to Rob on his promotion to President and COO, and to Jim on his upcoming retirement,” said Douglas C. Yearley, Jr., Chairman and Chief Executive Officer of Toll Brothers. “Rob is one of just a handful of our current employees who joined Toll Brothers prior to our becoming a public company in 1986, and his seasoned leadership will continue to be an integral part of our operational success. Jim has worked at Toll Brothers for 30 years and in 2019 was inducted into the California Homebuilding Foundation Hall of Fame. As we have grown into a national homebuilder and Fortune 500 company, Jim has led our expansion into California and throughout the West and has prepared a new generation of leaders for the opportunities ahead.
“Karl and Seth have established proven track records of success in our industry. Having both joined Toll Brothers in 2004 as Assistant Project Managers, they have worked their way up to take on Regional President roles in 2019, continued Yearley. “Karl and Seth are already key members of our Executive Strategy Committee, and I am excited that they will bring their strong leadership skills to their new expanded roles in the East and West, respectively.”
Rob Parahus began his career with Toll Brothers in 1986. In 1992 and 1993, he led Toll Brothers’ expansion into Connecticut and New York. He was appointed Regional President in 2006, where he managed homebuilding operations for the New Jersey, New York, Connecticut, Massachusetts, and Florida markets. In addition, Parahus oversaw Toll Integrated Systems, the Company’s building component manufacturing operations, with five plants located in the eastern and mid-western United States. In 2019, Parahus was appointed Executive Vice President and Co-Chief Operating Officer, with overall responsibility for the Company’s eastern regions. In his new role as President and Chief Operating Officer, he will oversee all Toll Brothers homebuilding operations in 24 states and 50+ markets nationwide. Parahus holds a Bachelor of Science degree in Architectural Engineering from the Pennsylvania State University.
Karl Mistry began his career at Toll Brothers in 2004 as an Assistant Project Manager in the Dallas division. In 2010, he moved to Houston to establish and grow the Company’s footprint there and was named Division President two years later. He was promoted to Group President, relocating to and overseeing operations in Virginia and Maryland in 2016. In 2019, Karl was named Regional President of the Mid-Atlantic region, where he oversaw the Company’s expansion into Atlanta and Nashville with the acquisitions of Sharp Homes and Thrive Residential. In his new role as Executive Vice President, Mistry will manage homebuilding operations in the East, including in Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, Virginia, North Carolina, South Carolina, Tennessee, Georgia, Florida, Texas, Michigan and Illinois. Mistry holds a Bachelor of Science degree in Economics from Texas A&M University and a Master’s degree in Professional Studies, Real Estate Finance & Development from Cornell University.

Seth Ring began his career at Toll Brothers in 2004 as an Assistant Project Manager in the Southern California division, taking on numerous roles with increasing responsibilities over the years. Ring was promoted to Division President of Southern California in 2014. He played a key role in the $1.6 billion acquisition and integration of California-based Shapell Homes, the largest acquisition in Toll Brothers’ history. He was named Group President overseeing operations across Northern and Southern California in 2016, and Regional President of the Pacific region in 2019. In his new role as Executive Vice President, Ring will manage homebuilding operations in the West, including Washington, Oregon, California, Idaho, Nevada, Arizona, Utah and Colorado. Ring holds a Bachelor of Arts degree in Urban Studies/Affairs with a focus on Architecture from Stanford University.
About Toll Brothers
Toll Brothers, Inc., a FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded over 50 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
2021 marks the 10th year Toll Brothers has been named to FORTUNE magazine’s World’s Most Admired Companies® list. Toll Brothers has also been honored as Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year by Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website investors.TollBrothers.com.
Forward-Looking Statement
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and our business; expectations regarding interest rates and inflation; the markets in which we operate or may operate; our strategic objectives and priorities; our land acquisition, land development and capital allocation priorities; housing market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;

•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2020 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.